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                                                                    Exhibit 99.1


                                 FORM OF PROXY

                         PEDIATRIX MEDICAL GROUP, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE

                               BOARD OF DIRECTORS

         The undersigned, a shareholder of PEDIATRIX MEDICAL GROUP, INC., a Florida corporation (the "Company"), hereby appoints Roger J. Medel., M.D., Kristen Bratberg and Brian T. Gillon, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of the Company held of record by the undersigned at the close of business on ________, 2001 at the Annual Meeting of Shareholders of the Company to be held on May _______, 2001, at ________ a.m., local time, at ________, and at any adjournments thereof.

         The Board of Directors unanimously recommends a vote FOR each proposal.

         1. DIRECTORS' PROPOSAL: Approve the issuance of shares of common stock, $.01 par value per share, of the Company pursuant to the Agreement and Plan of Merger dated as of February 14, 2001, among the Company, Infant Acquisition Corp., a wholly owned subsidiary of the Company, and Magella Healthcare Corporation.

               [ ] 1        VOTE FOR such proposal.

               [ ] 2        VOTE AGAINST such proposal.

               [ ] 3        ABSTAIN from voting.

         2.    ELECTION OF DIRECTORS:

               Roger J. Medel, M.D.
               Kristen Bratberg
               M. Douglas Cunningham, M.D.
               Cesar L. Alvarez
               Michael B. Fernandez
               Waldemar A. Carlo, M.D.

               [ ] 1 VOTE FOR all nominees listed above, except authority to vote withheld from the following nominees
                            (if any):

                            ----------------------------------------------------

               [ ] 2        AUTHORITY TO VOTE WITHHELD from all nominees.

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         3.   DIRECTORS' PROPOSAL: Approve the Amended and Restated Stock Option
Plan of the Company, as amended to increase the number of shares of Pediatrix common stock with respect to which options may be granted under the plan from 5,500,000 shares to 8,000,000 shares; and to change the maximum number of shares with respect to which options may be granted to any of director, officer or employee from 1,300,000 in total to 250,000 in any calendar year.

              [ ] 1       VOTE FOR such proposal.

              [ ] 2       VOTE AGAINST such proposal.

              [ ] 3       ABSTAIN from voting.

         4. UPON SUCH OTHER MATTERS as may properly come before such Annual Meeting or any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

         The undersigned hereby acknowledges receipt of (1) the Notice of 2001 Annual Meeting of Shareholders, (2) the Prospectus/Proxy Statement, and (3) the Company's 2001 Annual Report to Shareholders.



Dated: ______________________ , 2001


____________________________________
(Signature)



____________________________________
(Signature if held jointly)


IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.